Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Exhibit (c)(12) Review of Berlin Revised Proposal January 2019Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Exhibit (c)(12) Review of Berlin Revised Proposal January 2019

I. OverviewI. Overview

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review

Overview of Revised Upfront Proposal – Comparison vs. Prior Proposal

	Berlin Proposal (12/21/18)	Berlin Revised Proposal (1/13/19)		
		Public / Acorn	OCGH (ex. Acorn)	Total Blended
Cash Consideration				
% of Total Upfront Shares	33%	60%	12.5%	52%
Value Per Share	$50.29	$48.00	$48.00	$48.00
Cash Consideration Per Share	**$16.75**	**$28.80**	**$6.00**	**$25.06**
Stock Consideration				
% of Total Upfront Shares	67%	40%	87.5%	48%
Exchange Ratio	1.11x	1.11x	1.11x	1.11x
Value Per Share (at Current Berlin Share Price)[1]	$45.15	$45.15	$45.15	$45.15
Stock Consideration Per Share (at Current Berlin Share Price)	**$30.12**	**$18.06**	**$39.51**	**$21.58**
Blended Value	**$46.86**	**$46.86**	**$45.51**	**$46.64**
Premium to Current	*14.8%*	*14.8%*	*11.5%*	*14.2%*
Distribution of Oslo Excess Cash	$0.00	($6.00)	($6.00)	($6.00)
Blended Value (Post-Distribution)	**$46.86**	**$40.86**	**$39.51**	**$40.64**
Post-Distribution Premium to Current	*14.8%*	*17.3%*	*13.4%*	*16.7%*
Total Value of Upfront Consideration Implied Using Blended Value ($B)	**$4.5**	**$3.7**	**$0.7**	**$4.4**
Total Cash Consideration ($B)	*$1.6*	*$2.3*	*$0.1*[2]	*$2.4*[3]
Cash from Berlin ($B)	*$1.6*	*$1.8*	*$0.0*	*$1.8*
Consideration Mix Detail				
Cash Consideration Per Share / % of Total Consideration	**$16.75 / 35.7%**	**$28.80 / 61.5%**	**$6.00 / 43.2%**[4]	**$25.06 / 53.7%**[5]
Stock Consideration Per Share / % of Total Consideration	**$30.12 / 64.3%**	**$18.06 / 38.5%**	**$39.51 / 56.8%**[4]	**$21.58 / 46.3%**

Source: Berlin proposal dated 12/21/2018, Berlin revised proposal dated 01/13/2019; Oslo share price of $40.83 as of 01/11/2019

Notes:
(1) Based on 01/11/2019 Berlin share price of $40.68
(2) Represents $93M in cash distributions received on OCGH units sold; another $373M is received on OCGH units retained
(3) Includes $570M of Oslo excess cash distributed to units sold in upfront transaction; excludes $373M of Oslo excess cash distributed to retained OCGH units
(4) Cash / stock consideration mix to OCGH (ex. Acorn) of 43% / 57% includes cash distributions to retained OCGH units; 13% / 87% cash / stock split excluding cash distributions to retained OCGH units
(5) Excludes cash distributions associated with retained OCGH units

P / W / P
PERELLA WEINBERG PARTNERS

3

P Pre relliim miinar nary y C Confid onfide ent ntiia all D Dra raf ft t – – N Not ot f for or R Re elliia ance nce; ; S Subj ubje ec ct t t to o C Change hange a and nd Furt Further her R Re ev viie ew w Overview of Sliding Scale Multiple Proposal § Berlin’s latest proposal for a sliding multiple scale based on FRE growth is intended to be an improvement to the previous 13.0x / 6.5x fixed multiple proposal § With new proposal, first two election periods would remain at the 13.0x / 6.5x fixed multiples, with sliding scale th concept beginning on the third election period (following 5 anniversary of Closing) – Assuming a closing in 2019, this would mean the first election period (i.e., “Year 3”) would start on January 1, 2023 based on financial results through 2022 § Sliding scale is weighted towards the upside, with bottom end being 1.0x below the 13.0x fixed multiple and upper end being 2.0x above it (see full scale below) – At FRE CAGRs between the points shown, multiples would be determined based on linear interpolation – 5-year Company model projections imply a ~13.4x FRE multiple (based on 19.3% FRE CAGR) § Lookback period for FRE / IC remains on a 3-year trailing average basis (5-year period only for the FRE CAGR used to determine sliding scale multiple) Sliding Scale (Post-5th Anniversary) Other Assumptions FRE FRE CAGR Multiple 12.00x <7.5% 10.0% 12.25x 12.5% 12.50x 12.75x 15.0% 17.5% 13.00x 20.0% 13.50x 14.00x 22.5% 25.0% 14.50x 15.00x >27.5% Source: Berlin sliding scale proposal dated 01/11/2019, Company model 4P Pre relliim miinar nary y C Confid onfide ent ntiia all D Dra raf ft t – – N Not ot f for or R Re elliia ance nce; ; S Subj ubje ec ct t t to o C Change hange a and nd Furt Further her R Re ev viie ew w Overview of Sliding Scale Multiple Proposal § Berlin’s latest proposal for a sliding multiple scale based on FRE growth is intended to be an improvement to the previous 13.0x / 6.5x fixed multiple proposal § With new proposal, first two election periods would remain at the 13.0x / 6.5x fixed multiples, with sliding scale th concept beginning on the third election period (following 5 anniversary of Closing) – Assuming a closing in 2019, this would mean the first election period (i.e., “Year 3”) would start on January 1, 2023 based on financial results through 2022 § Sliding scale is weighted towards the upside, with bottom end being 1.0x below the 13.0x fixed multiple and upper end being 2.0x above it (see full scale below) – At FRE CAGRs between the points shown, multiples would be determined based on linear interpolation – 5-year Company model projections imply a ~13.4x FRE multiple (based on 19.3% FRE CAGR) § Lookback period for FRE / IC remains on a 3-year trailing average basis (5-year period only for the FRE CAGR used to determine sliding scale multiple) Sliding Scale (Post-5th Anniversary) Other Assumptions FRE FRE CAGR Multiple 12.00x <7.5% 10.0% 12.25x 12.5% 12.50x 12.75x 15.0% 17.5% 13.00x 20.0% 13.50x 14.00x 22.5% 25.0% 14.50x 15.00x >27.5% Source: Berlin sliding scale proposal dated 01/11/2019, Company model 4

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Sliding Scale Multiple Analysis KEY ASSUMPTIONS § Illustrative closing date of 6/30/2019 th § 13.0x FRE multiple prior to 5 anniversary of Closing – Incentives created multiple equal to 50% of FRE multiple § 2018E – 2023E based on Oslo company model projections § 2024E and thereafter sensitized at various AUM growth rates – Assumes FRE and net incentives created growth equal to AUM growth starting in 2024E (i.e., assumes fee rates and margins are held constant at 2023E levels) § 75% credit for Accrued Net Carry, 100% credit for Corp. Investments and Net Cash SENSITIVITY ANALYSIS Assumed FRE CAGR Post-2023 Assumed FRE CAGR Post-2023 Assumed FRE CAGR Post-2023 Jan. 1, 7.5% 12.5% 17.5% 22.5% 27.5% Jan. 1, 7.5% 12.5% 17.5% 22.5% 27.5% 2025E $93.24 $94.89 $96.85 $99.03 $101.20 2025E 12.85x 12.96x 13.12x 13.31x 13.50x Implied 2026E $100.00 $104.64 $109.48 $115.31 $121.86 2026E 12.52x 12.73x 12.93x 13.25x 13.64x Future Implied 2027E $109.36 $119.83 $132.57 $146.57 $160.82 2027E 12.82x 13.27x 13.90x 14.52x 15.00x Share FRE 2028E $113.74 $128.31 $144.96 $167.67 $193.87 2028E 12.19x 12.60x 13.00x 13.80x 14.59x Prices Multiples $121.14 $141.85 $166.74 $202.26 $245.41 12.00x 12.50x 13.00x 14.00x 15.00x 2029E 2029E (Nominal) 2030E $130.48 $157.79 $192.05 $241.79 $304.77 2030E 12.00x 12.50x 13.00x 14.00x 15.00x Assumed FRE CAGR Post-2023 Assumed FRE CAGR Post-2023 Jan. 1, 7.5% 12.5% 17.5% 22.5% 27.5% Jan. 1, 7.5% 12.5% 17.5% 22.5% 27.5% ($0.76) ($0.23) $0.61 $1.67 $2.73 16.0% 17.1% 18.1% 19.1% 20.0% 2025E 2025E ($2.65) ($1.57) ($0.42) $1.62 $4.26 12.7% 14.8% 16.8% 18.8% 20.7% 2026E 2026E Share Price Rolling 2027E ($1.08) $1.79 $6.45 $11.87 $17.01 2027E 15.7% 18.9% 22.0% 25.1% 28.1% Delta vs. 5-Year FRE 13x / 6.5x 2028E ($5.13) ($2.92) $0.03 $7.63 $17.20 2028E 9.4% 13.5% 17.5% 21.5% 25.5% CAGR Case 2029E ($6.82) ($4.10) ($0.00) $11.64 $27.49 2029E 7.5% 12.5% 17.5% 22.5% 27.5% 2030E ($7.31) ($4.60) ($0.00) $14.22 $34.94 2030E 7.5% 12.5% 17.5% 22.5% 27.5% Source: Oslo Management projections, Berlin sliding scale proposal dated 01/11/2019 5Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Sliding Scale Multiple Analysis KEY ASSUMPTIONS § Illustrative closing date of 6/30/2019 th § 13.0x FRE multiple prior to 5 anniversary of Closing – Incentives created multiple equal to 50% of FRE multiple § 2018E – 2023E based on Oslo company model projections § 2024E and thereafter sensitized at various AUM growth rates – Assumes FRE and net incentives created growth equal to AUM growth starting in 2024E (i.e., assumes fee rates and margins are held constant at 2023E levels) § 75% credit for Accrued Net Carry, 100% credit for Corp. Investments and Net Cash SENSITIVITY ANALYSIS Assumed FRE CAGR Post-2023 Assumed FRE CAGR Post-2023 Assumed FRE CAGR Post-2023 Jan. 1, 7.5% 12.5% 17.5% 22.5% 27.5% Jan. 1, 7.5% 12.5% 17.5% 22.5% 27.5% 2025E $93.24 $94.89 $96.85 $99.03 $101.20 2025E 12.85x 12.96x 13.12x 13.31x 13.50x Implied 2026E $100.00 $104.64 $109.48 $115.31 $121.86 2026E 12.52x 12.73x 12.93x 13.25x 13.64x Future Implied 2027E $109.36 $119.83 $132.57 $146.57 $160.82 2027E 12.82x 13.27x 13.90x 14.52x 15.00x Share FRE 2028E $113.74 $128.31 $144.96 $167.67 $193.87 2028E 12.19x 12.60x 13.00x 13.80x 14.59x Prices Multiples $121.14 $141.85 $166.74 $202.26 $245.41 12.00x 12.50x 13.00x 14.00x 15.00x 2029E 2029E (Nominal) 2030E $130.48 $157.79 $192.05 $241.79 $304.77 2030E 12.00x 12.50x 13.00x 14.00x 15.00x Assumed FRE CAGR Post-2023 Assumed FRE CAGR Post-2023 Jan. 1, 7.5% 12.5% 17.5% 22.5% 27.5% Jan. 1, 7.5% 12.5% 17.5% 22.5% 27.5% ($0.76) ($0.23) $0.61 $1.67 $2.73 16.0% 17.1% 18.1% 19.1% 20.0% 2025E 2025E ($2.65) ($1.57) ($0.42) $1.62 $4.26 12.7% 14.8% 16.8% 18.8% 20.7% 2026E 2026E Share Price Rolling 2027E ($1.08) $1.79 $6.45 $11.87 $17.01 2027E 15.7% 18.9% 22.0% 25.1% 28.1% Delta vs. 5-Year FRE 13x / 6.5x 2028E ($5.13) ($2.92) $0.03 $7.63 $17.20 2028E 9.4% 13.5% 17.5% 21.5% 25.5% CAGR Case 2029E ($6.82) ($4.10) ($0.00) $11.64 $27.49 2029E 7.5% 12.5% 17.5% 22.5% 27.5% 2030E ($7.31) ($4.60) ($0.00) $14.22 $34.94 2030E 7.5% 12.5% 17.5% 22.5% 27.5% Source: Oslo Management projections, Berlin sliding scale proposal dated 01/11/2019 5

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review

Key Outstanding Items on Overall Proposal

On Upfront Proposal

I. Exchange ratio level

II. Price per share in cash

III. Utilization of Oslo balance sheet cash for the transaction

IV. Cash / Stock mix to OCGH (ex-Acorn) of 43% / 57%[1]

V. Stock lockup periods

On Back-End Proposal (to OCGH)

VI. Timing: Liquidity first available approximately 3 1/2 years from closing

VII. Yearly liquidity cap

VIII. Structure of 3-year Notes

IX. Value of accrued net carry on balance sheet

X. Structure of sliding scale multiple vs. 13.0x / 6.5x

XI. TRA value from future exchanges

P / W / P
PERELLA WEINBERG PARTNERS

Source: Berlin revised proposal dated 01/13/2019, Berlin sliding scale proposal dated 01/11/2019
Note: (1) Cash / stock consideration mix to OCGH (ex. Acorn) of 43% / 57% includes cash distributions to retained OCGH units; 13% / 87% cash / stock split excluding cash distributions to retained OCGH units

6

II. Backend Scenario AnalysisII. Backend Scenario Analysis

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review

Sliding Scale Concept: Analysis of Alternate Scenarios

- The impact of the sliding scale concept is very hard to predict
  - Oslo is currently at a "trough" FRE
  - Delayed aspect of sliding scale
  - Cyclical nature of business
- PWP developed scenarios assuming that
  - AUM and FRE margin would peak in the next 7 years at $350B AUM and 50% FRE margin
    - Scenario #1: assumes peak is achieved in 2023
    - Scenario #2: assumes peak is achieved in 2025
  - AUM declines thereafter at 15% in the year following the peak and 10% annually thereafter
  - FRE margin contracts by 2 percentage points each year after the peak
- Under these scenarios, the implied sliding scale FRE multiples would be as follows:
  - Scenario #1: Fixed at 13.0x in Years 3 – 4, 15.0x in Year 5, 12.75x in Year 6, 12.0x in Years 7 – 10
  - Scenario #2: Fixed at 13.0x in Years 3 – 4, 14.7x in Year 5, 14.35x in Year 6, 13.35x in Year 7, 12.1x in Year 8, and 12.0x in Years 9 – 10

P / W / P
PERELLA WEINBERG PARTNERS

Source: Berlin sliding scale proposal dated 01/11/2019, PWP analysis based on out-year extrapolations of Company model

8

AppendixAppendix

P Pre relliim miinar nary y C Confid onfide ent ntiia all D Dra raf ft t – – N Not ot f for or R Re elliia ance nce; ; S Subj ubje ec ct t t to o C Change hange a and nd Furt Further her R Re ev viie ew w Supporting Analysis ($ in millions, except per share data) Historical Company Model Projections Extrapolations 2017 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E AUM (incl. DoubleLine) $123,930 $124,943 $131,728 $141,810 $157,468 $175,074 $195,451 $229,655 $269,844 $317,067 $372,554 $437,751 $514,357 $604,369 Growth 2.6% 0.8% 5.4% 7.7% 11.0% 11.2% 11.6% 17.5% 17.5% 17.5% 17.5% 17.5% 17.5% 17.5% FRE (Pre-Tax, incl. DoubleLine) $291 $223 $276 $342 $323 $458 $539 $634 $744 $875 $1,028 $1,208 $1,419 $1,667 Growth (8.2%) (23.4%) 23.7% 24.0% (5.5%) 41.8% 17.6% 17.5% 17.5% 17.5% 17.5% 17.5% 17.5% 17.5% Net Incentives Created $307 $236 $311 $365 $454 $539 $602 $707 $831 $977 $1,147 $1,348 $1,584 $1,861 Growth (5.5%) (23.3%) 32.0% 17.5% 24.3% 18.6% 11.7% 17.5% 17.5% 17.5% 17.5% 17.5% 17.5% 17.5% Liquidity Election Period – Assumes Illustrative 6/30/2019 Closing Post-Close Anniversary Following: 3rd Anniv. 4th Anniv. 5th Anniv. 6th Anniv. 7th Anniv. 8th Anniv. 9th Anniv. 10th Anniv. Date Liquidity Period Starts 1/1/2023 1/1/2024 1/1/2025 1/1/2026 1/1/2027 1/1/2028 1/1/2029 1/1/2030 Relevant FRE CAGR 2017 - 2022 2018 - 2023 2019 - 2024 2020 - 2025 2021 - 2026 2022 - 2027 2023 - 2028 2024 - 2029 Relevant FRE / IC Average 2021/20 - 2022 2021 - 2023 2022 - 2024 2023 - 2025 2024 - 2026 2025 - 2027 2026 - 2028 2027 - 2029 Relevant B/S and FDSO 2022 2023 2024 2025 2026 2027 2028 2029 Sliding Scale Multiple Rolling 5-Year FRE CAGR 0.2% (2.0%) (5.0%) (0.7%) 5.2% 0.4% 9.5% 19.3% 18.1% 16.8% 22.0% 17.5% 17.5% 17.5% Memo: Implied Sliding Scale FRE Multiple 12.00x 12.00x 12.00x 12.00x 12.00x 12.00x 12.20x 13.36x FRE Multiple Applied 13.00x 13.00x 13.12x 12.93x 13.90x 13.00x 13.00x 13.00x Incentives Created Multiple Applied 6.50x 6.50x 6.56x 6.47x 6.95x 6.50x 6.50x 6.50x 3-Year Averages (except for Year 3 FRE) FRE (Pre-Tax) $391 $440 $544 $639 $751 $882 $1,037 $1,218 Net Incentives Created $453 $532 $616 $713 $838 $985 $1,157 $1,360 Future Share Price Calculation FRE Value $5,082 $5,724 $7,131 $8,263 $10,439 $11,473 $13,476 $15,834 Net Incentives Created Value 2,944 3,456 4,040 4,613 5,828 6,405 7,523 8,840 Value from FRE and IC $8,026 $9,181 $11,171 $12,876 $16,267 $17,878 $21,000 $24,675 Net Asset Value of Investments 2,113 2,255 2,496 2,666 2,848 3,042 3,249 3,471 3,707 3,960 Growth 6.7% 10.7% 6.8% 6.8% 6.8% 6.8% 6.8% 6.8% 6.8% Net Cash 223 326 346 368 392 417 444 473 503 535 Growth 46.3% 6.0% 6.4% 6.4% 6.4% 6.4% 6.4% 6.4% 6.4% Net Accrued Incentives (75% Credit) 880 1,142 1,377 1,555 1,756 1,982 2,238 2,527 2,853 3,222 Growth 29.8% 20.6% 12.9% 12.9% 12.9% 12.9% 12.9% 12.9% 12.9% FDSO 161.3 161.8 162.2 162.7 163.2 163.7 164.2 164.8 165.3 165.8 Growth 0.3% 0.3% 0.3% 0.3% 0.3% 0.3% 0.3% 0.3% 0.3% Equity Value $11,749 $13,400 $15,761 $17,871 $21,708 $23,809 $27,470 $31,738 Implied Future Share Price (as of 1/1 on each given year) $72.64 $82.59 $96.85 $109.48 $132.57 $144.96 $166.74 $192.05 Source: Oslo Management, Berlin sliding scale proposal dated 01/11/2019 10P Pre relliim miinar nary y C Confid onfide ent ntiia all D Dra raf ft t – – N Not ot f for or R Re elliia ance nce; ; S Subj ubje ec ct t t to o C Change hange a and nd Furt Further her R Re ev viie ew w Supporting Analysis ($ in millions, except per share data) Historical Company Model Projections Extrapolations 2017 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E AUM (incl. DoubleLine) $123,930 $124,943 $131,728 $141,810 $157,468 $175,074 $195,451 $229,655 $269,844 $317,067 $372,554 $437,751 $514,357 $604,369 Growth 2.6% 0.8% 5.4% 7.7% 11.0% 11.2% 11.6% 17.5% 17.5% 17.5% 17.5% 17.5% 17.5% 17.5% FRE (Pre-Tax, incl. DoubleLine) $291 $223 $276 $342 $323 $458 $539 $634 $744 $875 $1,028 $1,208 $1,419 $1,667 Growth (8.2%) (23.4%) 23.7% 24.0% (5.5%) 41.8% 17.6% 17.5% 17.5% 17.5% 17.5% 17.5% 17.5% 17.5% Net Incentives Created $307 $236 $311 $365 $454 $539 $602 $707 $831 $977 $1,147 $1,348 $1,584 $1,861 Growth (5.5%) (23.3%) 32.0% 17.5% 24.3% 18.6% 11.7% 17.5% 17.5% 17.5% 17.5% 17.5% 17.5% 17.5% Liquidity Election Period – Assumes Illustrative 6/30/2019 Closing Post-Close Anniversary Following: 3rd Anniv. 4th Anniv. 5th Anniv. 6th Anniv. 7th Anniv. 8th Anniv. 9th Anniv. 10th Anniv. Date Liquidity Period Starts 1/1/2023 1/1/2024 1/1/2025 1/1/2026 1/1/2027 1/1/2028 1/1/2029 1/1/2030 Relevant FRE CAGR 2017 - 2022 2018 - 2023 2019 - 2024 2020 - 2025 2021 - 2026 2022 - 2027 2023 - 2028 2024 - 2029 Relevant FRE / IC Average 2021/20 - 2022 2021 - 2023 2022 - 2024 2023 - 2025 2024 - 2026 2025 - 2027 2026 - 2028 2027 - 2029 Relevant B/S and FDSO 2022 2023 2024 2025 2026 2027 2028 2029 Sliding Scale Multiple Rolling 5-Year FRE CAGR 0.2% (2.0%) (5.0%) (0.7%) 5.2% 0.4% 9.5% 19.3% 18.1% 16.8% 22.0% 17.5% 17.5% 17.5% Memo: Implied Sliding Scale FRE Multiple 12.00x 12.00x 12.00x 12.00x 12.00x 12.00x 12.20x 13.36x FRE Multiple Applied 13.00x 13.00x 13.12x 12.93x 13.90x 13.00x 13.00x 13.00x Incentives Created Multiple Applied 6.50x 6.50x 6.56x 6.47x 6.95x 6.50x 6.50x 6.50x 3-Year Averages (except for Year 3 FRE) FRE (Pre-Tax) $391 $440 $544 $639 $751 $882 $1,037 $1,218 Net Incentives Created $453 $532 $616 $713 $838 $985 $1,157 $1,360 Future Share Price Calculation FRE Value $5,082 $5,724 $7,131 $8,263 $10,439 $11,473 $13,476 $15,834 Net Incentives Created Value 2,944 3,456 4,040 4,613 5,828 6,405 7,523 8,840 Value from FRE and IC $8,026 $9,181 $11,171 $12,876 $16,267 $17,878 $21,000 $24,675 Net Asset Value of Investments 2,113 2,255 2,496 2,666 2,848 3,042 3,249 3,471 3,707 3,960 Growth 6.7% 10.7% 6.8% 6.8% 6.8% 6.8% 6.8% 6.8% 6.8% Net Cash 223 326 346 368 392 417 444 473 503 535 Growth 46.3% 6.0% 6.4% 6.4% 6.4% 6.4% 6.4% 6.4% 6.4% Net Accrued Incentives (75% Credit) 880 1,142 1,377 1,555 1,756 1,982 2,238 2,527 2,853 3,222 Growth 29.8% 20.6% 12.9% 12.9% 12.9% 12.9% 12.9% 12.9% 12.9% FDSO 161.3 161.8 162.2 162.7 163.2 163.7 164.2 164.8 165.3 165.8 Growth 0.3% 0.3% 0.3% 0.3% 0.3% 0.3% 0.3% 0.3% 0.3% Equity Value $11,749 $13,400 $15,761 $17,871 $21,708 $23,809 $27,470 $31,738 Implied Future Share Price (as of 1/1 on each given year) $72.64 $82.59 $96.85 $109.48 $132.57 $144.96 $166.74 $192.05 Source: Oslo Management, Berlin sliding scale proposal dated 01/11/2019 10

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Historical Metrics AUM (INCL. DOUBLELINE) ($B) $140.0 $124.9 $123.9 $120.8 $114.3 $120.0 $25.2 $103.6 $23.7 $20.3 $17.0 $93.3 $100.0 $87.4 $12.7 $84.0 $79.1 $9.7 $73.6 $10.4 $80.0 $1.3 $4.2 $0.3 $60.0 $49.9 $100.5 $100.2 $99.7 $97.4 $90.8 $83.6 $82.7 $40.0 $77.1 $74.9 $73.3 $20.0 $- 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018E AUM excl. DoubleLine ($B) DoubleLine AUM (20% Stake) ($B) FRE (PRE-TAX, INCL. DOUBLELINE) ($M) $375 $400 $350 $323 $317 $315 $290 $291 $288 $286 $15 $300 $266 $61 $256 $28 $37 $67 $250 $223 $51 $200 $73 $308 $150 $260 $215 $100 $249 $256 $224 $151 $50 $- 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018E FRE excl. DoubleLine (Pre-Tax) DoubleLine FRE (20% Stake) Source: Company filings, eVestment, Oslo Management Note: Figures shown include Oslo’s 20% share of DoubleLine AUM / FRE 11Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Historical Metrics AUM (INCL. DOUBLELINE) ($B) $140.0 $124.9 $123.9 $120.8 $114.3 $120.0 $25.2 $103.6 $23.7 $20.3 $17.0 $93.3 $100.0 $87.4 $12.7 $84.0 $79.1 $9.7 $73.6 $10.4 $80.0 $1.3 $4.2 $0.3 $60.0 $49.9 $100.5 $100.2 $99.7 $97.4 $90.8 $83.6 $82.7 $40.0 $77.1 $74.9 $73.3 $20.0 $- 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018E AUM excl. DoubleLine ($B) DoubleLine AUM (20% Stake) ($B) FRE (PRE-TAX, INCL. DOUBLELINE) ($M) $375 $400 $350 $323 $317 $315 $290 $291 $288 $286 $15 $300 $266 $61 $256 $28 $37 $67 $250 $223 $51 $200 $73 $308 $150 $260 $215 $100 $249 $256 $224 $151 $50 $- 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018E FRE excl. DoubleLine (Pre-Tax) DoubleLine FRE (20% Stake) Source: Company filings, eVestment, Oslo Management Note: Figures shown include Oslo’s 20% share of DoubleLine AUM / FRE 11

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Legal Disclosures This Presentation has been prepared and provided exclusively to Oaktree Capital Group, LLC (the “Company”), (including its officers and members of its board of directors, in their capacities as such and not in any individual capacity), by Perella Weinberg Partners LP (“Perella Weinberg Partners” and, together with its affiliates, the “Firm”) in its capacity as financial advisor to the Company and may not be relied upon by any other person or entity or used for any other purpose without the written consent of Perella Weinberg Partners. The information contained herein and any information provided orally in connection therewith (the “Information”) is confidential. By accepting this Information, the board of directors agrees that its and its attorney(s), agents and representatives shall use it for informational purposes only and will not divulge any such Information to any other party, except as required by law. Reproduction of this Information, in whole or in part, is prohibited, except as required by law. These contents are proprietary and a product of Perella Weinberg Partners. The Information contained herein is not an offer to buy or sell or a solicitation of an offer to buy or sell any corporate advisory services or security or to participate in any corporate advisory services or trading strategy. Any decision regarding corporate advisory services or to invest in the investments described herein should be made after, as applicable, reviewing such definitive offering memorandum, conducting such investigations as you deem necessary and consulting the investor’s own investment, legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment or service. The information used in preparing these materials may have been obtained from or through the Company or its representatives or from public sources or other parties to the transactions described herein. Perella Weinberg Partners assumes no responsibility for independent verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and/or forecasts of future financial performance (including estimates of potential cost savings and synergies) prepared by or reviewed or discussed with the managements of your company and/or other potential transaction participants or obtained from public sources, we have assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). The Firm has no obligation (express or implied) to update any or all of the Information or to advise you of any changes; nor do we make any express or implied warranties or representations as to the completeness or accuracy or accept responsibility for errors. Perella Weinberg Partners has not been asked to consider any alternatives that may be available to the Company. Nothing contained herein should be construed as tax, accounting or legal advice. The Company (and each of its employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by these materials and all materials of any kind (including opinions or other tax analyses) that are provided to you relating to such tax treatment and structure. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. federal income tax treatment of the transaction and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the transaction. In the ordinary course of our business activities, Perella Weinberg Partners or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for our own account or the accounts of customers, in debt or equity or other securities (or related derivative securities) or financial instruments (including bank loans or other obligations) of the Company, potential counterparties, or any other company that may be involved in a transaction or any of their respective affiliates. These materials were not prepared with a view to public disclosure under state or federal securities laws or otherwise and are designed for use by specific persons familiar with the business and affairs of the Company and are being furnished and should be considered only in connection with other information, oral or written, being provided by, and with an understanding of the assumptions (and the limitations therein) employed by, Perella Weinberg Partners in connection herewith. These materials are not intended to be relied on for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. Prior to entering into any transaction the Company should determine, without reliance on Perella Weinberg Partners or its affiliates, the economic risks and merits as well as the legal, tax and accounting characterizations and consequences of any such transaction. Perella Weinberg Partners is not acting in any other capacity or as a fiduciary to the Company the board of directors or the Company’s shareholders. 12Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Legal Disclosures This Presentation has been prepared and provided exclusively to Oaktree Capital Group, LLC (the “Company”), (including its officers and members of its board of directors, in their capacities as such and not in any individual capacity), by Perella Weinberg Partners LP (“Perella Weinberg Partners” and, together with its affiliates, the “Firm”) in its capacity as financial advisor to the Company and may not be relied upon by any other person or entity or used for any other purpose without the written consent of Perella Weinberg Partners. The information contained herein and any information provided orally in connection therewith (the “Information”) is confidential. By accepting this Information, the board of directors agrees that its and its attorney(s), agents and representatives shall use it for informational purposes only and will not divulge any such Information to any other party, except as required by law. Reproduction of this Information, in whole or in part, is prohibited, except as required by law. These contents are proprietary and a product of Perella Weinberg Partners. The Information contained herein is not an offer to buy or sell or a solicitation of an offer to buy or sell any corporate advisory services or security or to participate in any corporate advisory services or trading strategy. Any decision regarding corporate advisory services or to invest in the investments described herein should be made after, as applicable, reviewing such definitive offering memorandum, conducting such investigations as you deem necessary and consulting the investor’s own investment, legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment or service. The information used in preparing these materials may have been obtained from or through the Company or its representatives or from public sources or other parties to the transactions described herein. Perella Weinberg Partners assumes no responsibility for independent verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and/or forecasts of future financial performance (including estimates of potential cost savings and synergies) prepared by or reviewed or discussed with the managements of your company and/or other potential transaction participants or obtained from public sources, we have assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). The Firm has no obligation (express or implied) to update any or all of the Information or to advise you of any changes; nor do we make any express or implied warranties or representations as to the completeness or accuracy or accept responsibility for errors. Perella Weinberg Partners has not been asked to consider any alternatives that may be available to the Company. Nothing contained herein should be construed as tax, accounting or legal advice. The Company (and each of its employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by these materials and all materials of any kind (including opinions or other tax analyses) that are provided to you relating to such tax treatment and structure. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. federal income tax treatment of the transaction and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the transaction. In the ordinary course of our business activities, Perella Weinberg Partners or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for our own account or the accounts of customers, in debt or equity or other securities (or related derivative securities) or financial instruments (including bank loans or other obligations) of the Company, potential counterparties, or any other company that may be involved in a transaction or any of their respective affiliates. These materials were not prepared with a view to public disclosure under state or federal securities laws or otherwise and are designed for use by specific persons familiar with the business and affairs of the Company and are being furnished and should be considered only in connection with other information, oral or written, being provided by, and with an understanding of the assumptions (and the limitations therein) employed by, Perella Weinberg Partners in connection herewith. These materials are not intended to be relied on for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. Prior to entering into any transaction the Company should determine, without reliance on Perella Weinberg Partners or its affiliates, the economic risks and merits as well as the legal, tax and accounting characterizations and consequences of any such transaction. Perella Weinberg Partners is not acting in any other capacity or as a fiduciary to the Company the board of directors or the Company’s shareholders. 12